EXHIBIT 7.01

                          VOTING AGREEMENT AND WAIVER

          VOTING AGREEMENT AND WAIVER (this "Agreement"), dated as of November 26, 2006, is made by and among Scottish Re Group Limited, an exempted company limited by shares organized and existing under the laws of the Cayman Islands (the "Company"), MassMutual Capital Partners LLC, a Delaware limited liability company ("MassMutual"), SRGL Acquisition, LLC, a Delaware limited liability company ("Cerberus" and together with MassMutual, the "Investors") and the shareholders of the Company listed on Schedule 1 attached hereto (each individually a "Shareholder" and collectively the "Shareholders").

                                  WITNESSETH:

          WHEREAS, simultaneously with the execution of this Agreement the Company has agreed to issue and sell, and the Investors have agreed to purchase, pursuant to the Securities Purchase Agreement, dated as of November 26, 2006 (the "Securities Purchase Agreement"), by and among the Company and the Investors, an aggregate of 1,000,000 convertible cumulative participating preferred shares, par value $0.01 per share, of the Company (together with the other transactions and terms contemplated by the Transaction Documents, the "Transaction"); and

          WHEREAS, each Shareholder owns the number of ordinary shares of the Company, par value $0.01 per share (the "Ordinary Shares") set forth opposite such Shareholder's name on Schedule 1 hereto (such Ordinary Shares, together with any other shares, warrants or convertible notes of the Company Beneficially Owned by such Shareholder as of the date hereof or acquired by such Shareholder after the date hereof and during the term of this Agreement, including any shares issued upon the exercise of any warrants or options, the conversion of any convertible securities or otherwise, being collectively referred to herein as the "Subject Shares" with respect to such Shareholder); and

          WHEREAS, as inducement and a condition to entering into the Securities Purchase Agreement, the Investors have required the Shareholders to agree, and the Shareholders have agreed, to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

          Section 1. Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement. For purposes of this Agreement:

          (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

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          Section 2.  Representations and Warranties of Shareholder. Each
Shareholder represents and warrants severally and not jointly and severally, to the Investors as follows:

          (a) Ownership of Shares. Such Shareholder is a record owner and Beneficial Owner of the Subject Shares set forth opposite such Shareholder's name on Schedule 1. On the date hereof, the Subject Shares constitute all of the shares of the Ordinary Shares owned of record or Beneficially Owned by such Shareholder (including the options, convertible notes, purchase rights and warrants set forth opposite such Shareholders name on Schedule 1). On the date hereof other than as subject to the Shareholders' Agreement (as defined below), such Shareholder does not own or have any rights to (i) any Ordinary Shares or other voting securities or equity interests of the Company, (ii) any securities of the Company convertible into or exchangeable or exercisable for Ordinary Shares or other voting securities or equity interests of the Company or (iii) options, warrants, other rights, convertible or exchangeable securities, "phantom" unit rights, share appreciation rights or share-based performance units. There are no outstanding options or other rights to acquire from such Shareholder or obligations of such Shareholder to sell or to acquire, any Ordinary Shares. With respect to the Ordinary Shares held by it, each Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 4 and 5 hereof, sole power of disposition, sole power of conversion and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement.

          (b) Power; Binding Agreement. Such Shareholder has the legal capacity, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered and, if such Shareholder is not a natural person, authorized by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) No Conflicts. Except for any filings, permits, authorizations, consents, and approvals necessary on the part of the Investors or the Company to exercise the rights provided to the Investors hereunder or to consummate the transactions contemplated hereby, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (i) if a particular Shareholder is not a natural person, conflict with or result in any breach of any organizational documents applicable to such Shareholder,
(ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, or material contract, commitment, arrangement, understanding, agreement or

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other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Shareholder or the Subject Shares, except for any of the foregoing solely with respect to clause (ii) above, as would not reasonably be expected, individually or in the aggregate, to materially impair, impede or delay the ability of such Shareholder to perform its obligations hereunder.

          (d) No Encumbrance. Except as permitted by this Agreement, the Subject Shares are now, and, at all times during the term hereof, will be, held by such Shareholder free and clear of all Liens, except for any such Liens arising hereunder.

          (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

          (f) Reliance. Each Shareholder understands and acknowledges that each Investor is entering into the Securities Purchase Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

          Section 3. Disclosure. Each Shareholder hereby agrees to permit the Company to publish and disclose in the Disclosure Documents (including all documents and schedules filed with the SEC), and any press release or other disclosure document which the Company, in its sole discretion, determines to be required by applicable Law or necessary in connection with the Transaction and any transactions related thereto, such Shareholder's identity and ownership of the Ordinary Shares and the nature of such Shareholder's commitments, arrangements and understandings under this Agreement provided that the form of any such disclosure shall be subject to such Shareholder's prior review and written consent, not to be unreasonably withheld, delayed or conditioned.

          Section 4.  Certain Restrictions; Waiver and Termination.

          (a) No Solicitation. Each Shareholder shall not (whether directly or indirectly through affiliates, advisors, agents or other intermediaries), and each Shareholder shall direct its and its Subsidiaries' respective officers, directors, affiliates, employees, members, partners, shareholders, advisors, representatives or other agents retained by or otherwise acting on behalf of such Shareholder or its Subsidiaries and affiliates (collectively, "Representatives", provided that such term shall not be deemed to include the Company or apply to any Representatives of the Company, acting in their capacity as such on behalf of the Company) not to, directly or indirectly, (i) solicit, initiate, accept, seek, encourage, induce or facilitate (including by way of furnishing non-public information) any inquiries or the making or submission of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, or cooperate in any way with any inquiry, proposal or offer from any other person relating to, that has the purpose of, or that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) continue or participate or engage in discussions or negotiations with, or disclose any information or data relating to the Company or its Subsidiaries or afford access to the properties, books or records of the Company or its Subsidiaries to, or otherwise cooperate with,

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any person that has made an Acquisition Proposal or to any person that has disclosed to the Company that it is considering making an Acquisition Proposal, (iii) accept an Acquisition Proposal or enter into any agreement or agreement in principle or letter of intent, providing for or relating to an Acquisition Proposal or enter into any agreement or agreement in principle or letter of intent requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Securities Purchase Agreement, or (iv) grant any waiver or release under any standstill, confidentiality or similar agreement entered into by the Company, its Subsidiaries or any of their respective Representatives; provided that each Shareholder in such Shareholder's capacity as a director of the Company, if applicable, shall be permitted to take any action expressly permitted under the Securities Purchase Agreement, solely in its capacity as a director of the Company. Each Shareholder shall and shall cause its Representatives to (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons or their representatives conducted prior to the date of this Agreement with respect to any Acquisition Proposal and will request the prompt return or destruction of any confidential information previously furnished to such persons in connection therewith, and (ii) promptly inform its Representatives of the obligations undertaken in this
Section 4(a). Without limiting the foregoing, any violation of the restrictions set forth in this Section 4(a) by any Representative of a Shareholder or any of its Subsidiaries, whether or not such person is purporting to act on behalf of such Shareholder or any of its Subsidiaries, shall be deemed to be a breach of this Section 4(a) by such Shareholder. Each Shareholder will as promptly as practicable (and in any event within 24 hours) advise the Investors of any request for information with respect to any Acquisition Proposal or of any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, and the material terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation. For purposes of this Agreement, each Investor is not deemed to be an Affiliate of the Shareholders. So long as no Shareholder (or its respective Representative) is in breach of this Agreement and subject to such Shareholder's continued compliance with this Agreement, nothing contained in this Agreement shall prevent a Shareholder or its Representatives from negotiating the terms of any agreement (including any shareholders or similar agreement), or otherwise participating in negotiations together with the Company, in connection with an Acquisition Proposal in the event that the Company is pursuing negotiations or discussions with the Person making such Acquisition Proposal in compliance with Section 5.2(b) of the Securities Purchase Agreement; provided that, such negotiations by a Shareholder or its Representatives shall not in and of themselves be deemed to constitute breach of this Agreement by such Shareholder or its Representatives for the purposes of this Section 4(a) provided that such Shareholder and its Representatives are otherwise in compliance with this Agreement.

          (b) Certain Prohibited Transfers and Actions. Prior to the termination of this Agreement, each Shareholder agrees not to, directly or indirectly:

                    (i) other than to an affiliate who has agreed in writing to be bound by the terms of this Agreement with respect to the transferred Subject Shares, transfer, assign, sell, gift-over, pledge, encumber or otherwise dispose of any or all of the Subject Shares or any right or interest therein, or consent to or enter into any contract, option or other agreement, arrangement or understanding with respect to any of the foregoing;

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                    (ii) grant any proxy, grant any power of attorney, deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares except as provided in this Agreement; or

                    (iii) take any other action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement.

          (c) Waiver and Termination. Each Shareholder hereby agrees to waive (and shall not seek to enforce) any and all rights, indemnities, privileges, powers or preferences that arise or could reasonably be expected to arise under that certain Shareholders' Agreement (the "Shareholders' "Agreement"), dated as of December 31, 2004, by Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., Cypress Side-By-Side (Cayman) L.P., 55th Street Partners II (Cayman) L.P. (collectively, the "Cypress Investors") and the Company as a result of the execution of the Transaction Documents and the consummation of the transactions contemplated thereby, or which could reasonably be expected, to impede, interfere with, delay, postpone or adversely affect the transactions contemplated by this Agreement or the Securities Purchase Agreement, including without limitation, any and all rights granted pursuant to Article IV of the Shareholders Agreement. The Shareholders shall enter into (i) one or more termination agreements, each in form and substance satisfactory to the Investors in their sole discretion, and deliver to the Investors (prior to Closing) copies of such executed termination agreements, evidencing the termination, effective immediately prior to the Closing, by all parties thereto of, the Shareholders Agreement, Securities Purchase Agreement, dated as of October 17, 2004, by and among the Company and the Cypress Investors and any other agreements with the Company that grant to the Shareholders or the Cypress Investors, as the case may be, any rights, indemnities, preferences, powers or privileges with respect to, or in connection with, the Company or its Subsidiaries, the Subject Shares or any other shares of the Company and (ii) at or prior to the Closing, the Registration Rights and Shareholders Agreement in the form attached hereto as Exhibit A.

          Section 5.  Stop Transfer; Legend.

          (a) Each Shareholder agrees with, and covenants to, the Investors that such Shareholder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares, unless such transfer is made in compliance with this Agreement.

          (b) In the event of a share dividend or distribution, or any change in the Ordinary Shares by reason of any share dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Transaction, the term "Subject Shares" will be deemed to refer to and include the Ordinary Shares as well as all such share dividends and distributions and any shares into which or for which any or all of the Subject Shares may be changed or exchanged and appropriate adjustments shall be deemed made to the terms and provisions of this Agreement.

          (c) In furtherance of this Agreement, concurrently herewith, each Shareholder shall, and hereby does authorize the Company to, notify the Company's transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of such shares).

          (d) In the event that a Shareholder intends to undertake a transfer, assignment, sale, gift-over, pledge or other disposition of any of the Subject Shares as permitted by Section 4(b), such Shareholder shall provide notice thereof to the Company and shall authorize and instruct the Company to instruct its transfer agent to (i) lift the stop transfer order in order to effect such transaction and (ii) re-enter the stop transfer order upon completion of such transaction, and the Company agrees that it will comply with such instructions.

          (e) For the avoidance of doubt, the obligations contained in this
Section 5 and any restrictions or limitations imposed thereby, shall terminate and be of no further force or effect at the earlier of (i) termination of this Agreement and (ii) consummation of the transactions contemplated by the Securities Purchase Agreement.

          Section 6. Voting of the Ordinary Shares. Each Shareholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Closing or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Ordinary Shares, however called, or in connection with any written consent of the holders of Ordinary Shares, such Shareholder shall appear at the meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) all of the Subject Shares, in each case to the fullest extent the Subject Shares are entitled to vote thereon or consent thereto:

                    (i) in favor of transactions contemplated by the Transaction Documents, including the approval by the Members of the matters set forth in Section 2.1(a)(i) of the Securities Purchase Agreement to the effect as set forth in Section 3.19 thereof and any actions required in furtherance thereof and hereof; and

                    (ii) except as otherwise agreed to in writing in advance by the Investors in their sole discretion, against any of the following (other than the Transaction and the transactions contemplated by this Agreement and the Securities Purchase Agreement): (A) any Acquisition Proposal; (B) any action or agreement that would, to the knowledge of such Shareholder, result in a breach in any material respect of any covenant, representation or warranty or any obligation or agreement of the Company under the Securities Purchase Agreement or such Shareholder under this Agreement, and (C) any action which is intended, or which could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by this Agreement or the Securities Purchase Agreement.

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          Section 7.  Irrevocable Proxy.

          (a) Each Shareholder hereby irrevocably grants to, and appoints, Christopher Brody and Larry N. Port, or either of them, in their respective capacities as officers of each Investor, as applicable, and any individual who shall hereafter succeed to any such office of such Investor, and each of them individually, such Shareholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Shareholder, to vote or cause to be voted the Subject Shares at any meeting of the members or shareholders of the Company or at any adjournment or postponement thereof during the term of this Agreement:

                    (i) in favor of transactions contemplated by the Transaction Documents, including the approval by the Members of the matters set forth in Section 2.1(a)(i) of the Securities Purchase Agreement to the effect as set forth in Section 3.19 thereof and any actions required in furtherance thereof and hereof; and

                    (ii) except as otherwise agreed to in writing in advance by the Investors in their sole discretion, against any of the following (other than the Transaction and the transactions contemplated by this Agreement and the Securities Purchase Agreement): (A) any Acquisition Proposal; (B) any action or agreement that would, to the knowledge of such Shareholder, result in a breach in any material respect of any covenant, representation or warranty or any obligation or agreement of the Company under the Securities Purchase Agreement or such Shareholder under this Agreement, and (C) any action which is intended, or which could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by this Agreement or the Securities Purchase Agreement.

          (b) Each Shareholder represents that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that such proxies either have been or are hereby revoked.

          (c) Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 7 is given in connection with the execution of the Securities Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Except in the event of a termination of this Agreement in accordance with
Section 10 (whereupon this irrevocable proxy shall be automatically revoked), each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked, except as by amendment or modification in accordance with Section 12(c) hereof. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy and power of attorney is executed and intended to be irrevocable in accordance with the Powers of Attorney Law (1996 Revision) of the Cayman Islands. The power and authority hereby conferred shall not be terminated by any act of such Shareholder or by operation of law, by the dissolution of the Shareholder (if such Shareholder is other than a natural person), by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all his

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representatives, executors, successors and/or assigns. If after the execution of this Agreement a Shareholder shall dissolve (if such Shareholder is other than a natural person), cease to have appropriate power or authority, or if any other such event or events shall occur, the Investors are nevertheless authorized and directed to vote the Subject Shares in accordance with the terms of this Agreement as if such dissolution, if applicable, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof. Notwithstanding anything to the contrary contained in this Agreement, the irrevocable proxy is subject to, and shall only become effective upon, the receipt by the Investors of all necessary regulatory approvals and consents, if any, required under applicable law to exercise the voting powers granted by such proxy.

          Section 8. Fiduciary Duties. Each Shareholder is signing this Agreement solely in such Shareholder's capacity as an owner of his or her respective Subject Shares, and nothing herein shall limit, prohibit, prevent or preclude such individual Shareholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Securities Purchase Agreement.

          Section 9. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transaction. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Securities Purchase Agreement and the transactions contemplated hereby and thereby.

          Section 10. Termination. This Agreement shall terminate on the earliest of (a) termination of the Securities Purchase Agreement in accordance with its terms, (b) the written agreement of the parties hereto to terminate this Agreement, or (c) the Closing.

          Section 11. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Investors any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Shareholder, and the Investors shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct any Shareholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein.

          Section 12.  Miscellaneous.

          (a) Entire Agreement. This Agreement (including the documents and instruments referred to herein, to the extent referenced herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

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          (b) Successors and Assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

          (c) Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated (other than a termination under Section 10(a) or Section 10(c) of this Agreement) except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d) Notices. All notices, requests, claims and demands and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

          If to Cerberus, to:

                   c/o Cerberus Capital Management, L.P.
                   299 Park Avenue
                   New York, NY  10171
                   Facsimile: (212) 891-1540
                   Attention: Christopher Brody

          with a copy to:

                   Schulte Roth & Zabel LLP
                   919 Third Avenue
                   New York, New York 10022
                   Facsimile: (212) 593-5955
                   Attention: Marc Weingarten, Esq.

          If to MassMutual, to:

                   c/o MassMutual Financial Group
                   1295 State Street
                   Springfield, MA  01111
                   Facsimile: (413) 744-6350
                   Attention: Larry N. Port

          with a copy to:

                    Ropes & Gray LLP
                    45 Rockefeller Plaza
                    New York, NY  10111

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                    Facsimile: (212) 841-5725
                    Attention: Othon A. Prounis, Esq.

          If to the Company, to:

                    Scottish Re Group Limited
                    Crown House, Second Floor
                    4 Par-la-Ville Road
                    Hamilton, HM 08, Bermuda
                    Facsimile: (441) 295-7576
                    Attention: Paul Goldean


                    with a copy to:

                    LeBoeuf, Lamb, Greene & MacRae LLP
                    125 West 55th Street
                    New York, NY  10019
                    Facsimile:  (212) 424-8500
                    Attention:  Stephen G. Rooney, Esq.

If to Shareholder, to the address set forth opposite such Shareholder's name on Schedule 1, with a copy to:

                    Simpson Thacher & Bartlett LLP
                    425 Lexington Avenue
                    New York, New York  10017
                    Facsimile: (212) 455-2502
                    Attention: Sean D. Rodgers, Esq.


          Any party may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, facsimile or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

          (e) Severability. Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If

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any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          (f) Specific Performance. The parties acknowledge that money damages would not be an adequate remedy at Law if any party fails to perform in any material respect any of its obligations hereunder and accordingly agree that each party, in addition to any other remedy to which it may be entitled at Law or in equity shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

          (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at Law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (h) No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction, except that the laws of the Cayman Islands shall apply to the extent required in connection with the execution and irrevocability of the proxy and power of attorney given under Section 7 hereof, the meeting of shareholders or members of the Company, and the exercise of voting rights thereat.

          (j) Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

          (k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          (l) Further Assurances. From time to time, at any other party's request and without further consideration (but without any obligation to incur any expense), each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          (n) Submission to Jurisdiction. Each party hereby irrevocably and unconditionally agrees that any action, suit or proceeding, at Law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby (an "Action") shall only be brought in any United States federal court or any New York state court, in either case, sitting in the City of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such Action. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 12(n).

                 [Remainder of this page intentionally left
                       blank. Signature page follows.]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as a deed as of the day and year first written above.


Witness                               SCOTTISH RE GROUP LIMITED

                                      /s/ PAUL GOLDEAN
----------------------------------    ---------------------------------------
                                      By: Paul Goldean
----------------------------------    ---------------------------------------
                                      Its: President and Chief Executive Officer
----------------------------------    ---------------------------------------

                                       ---------------------------------------
Witness                                SRGL ACQUISITION, LLC
                                       By:   Cerberus Capital Management, L.P.,
----------------------------------           as Managing Member

                                       /s/ MARK A. NEPORENT
                                       ---------------------------------------
                                       By:   Mark Neporent
                                       Its:  Chief Operating Officer and
                                             Managing Director

Witness                                            MASSMUTUAL

                                       /s/ LARRY PORT
----------------------------------     ---------------------------------------
                                       By:   Larry Port
                                       Its:  Managing Director

Witness                                SHAREHOLDERS:
                                       CYPRESS MERCHANT B PARTNERS II
                                       (CAYMAN) L.P.

                                       /s/ JEFFREY P. HUGHES
----------------------------------     ---------------------------------------
                                       By: Jeffrey P. Hughes
                                       Its: Director


                                       CYPRESS MERCHANT B II-A C.V.


                                       /s/ JEFFREY P. HUGHES
                                       ---------------------------------------
                                       By: Jeffrey P. Hughes
                                       Its: Director


                                       CYPRESS SIDE-BY-SIDE (CAYMAN) L.P.


                                       /s/ JEFFREY P. HUGHES
                                       ---------------------------------------
                                       By: Jeffrey P. Hughes
                                       Its: Director


                                       55TH STREET PARTNERS II (CAYMAN) L.P.


                                       /s/ JEFFREY P. HUGHES
                                       ---------------------------------------
                                       By: Jeffrey P. Hughes
                                       Its: Director

                                  SCHEDULE 1


---------------------------- --------------------- ---------------- ----------------- ------------- ------------------

        Shareholder            Ordinary Shares         Options          Warrants        Purchase          Address
                                                                                         Rights
---------------------------- --------------------- ---------------- ----------------- ------------- ------------------
CYPRESS MERCHANT B                                        0                0               0         c/o The Cypress
PARTNERS II (CAYMAN) L.P.         8,850,208                                                           Group L.L.C.
                                                                                                      65 East 55th
                                                                                                      Street, 28th
                                                                                                          Floor
                                                                                                      New York, New
                                                                                                       York 10022
---------------------------- --------------------- ---------------- ----------------- ------------- ------------------
CYPRESS MERCHANT B II-A                                   0                0               0         c/o The Cypress
C.V.                               376,236                                                            Group L.L.C.
                                                                                                      65 East 55th
                                                                                                      Street, 28th
                                                                                                          Floor
                                                                                                      New York, New
                                                                                                       York 10022
---------------------------- --------------------- ---------------- ----------------- ------------- ------------------
CYPRESS SIDE-BY-SIDE                                      0                0               0         c/o The Cypress
(CAYMAN) L.P.                       18,661                                                            Group L.L.C.
                                                                                                      65 East 55th
                                                                                                      Street, 28th
                                                                                                          Floor
                                                                                                      New York, New
                                                                                                       York 10022
---------------------------- --------------------- ---------------- ----------------- ------------- ------------------
55TH STREET PARTNERS II                                   0                0               0         c/o The Cypress
(CAYMAN) L.P.                       85,405                                                            Group L.L.C.
                                                                                                      65 East 55th
                                                                                                      Street, 28th
                                                                                                          Floor
                                                                                                      New York, New
                                                                                                       York 10022
---------------------------- --------------------- ---------------- ----------------- ------------- ------------------

                                   EXHIBIT A

            FORM OF REGISTRATION RIGHTS AND SHAREHOLDERS AGREEMENT

                REGISTRATION RIGHTS AND SHAREHOLDERS AGREEMENT

     This REGISTRATION RIGHTS AND SHAREHOLDERS AGREEMENT, dated as of _________ (this "Agreement"), is made among Scottish Re Group Limited, an exempted company limited by shares organized and existing under the laws of the Cayman Islands (the "Company"), MassMutual Capital Partners LLC, a Delaware limited liability company ("MassMutual"), SRGL Acquisition, LLC ("Cerberus"; and together with MassMutual, the "Investors") and the shareholders of the Company listed on Schedule 1 hereto (collectively, the "Cypress Shareholders"), each of which Cypress Shareholders own on the date hereof, beneficially and as of record, the number of Ordinary Shares set forth opposite such Cypress Shareholder's name on Schedule 1 hereto.

                                   RECITALS:

     The Company has agreed to issue and sell, and the Investors have agreed to purchase, pursuant to the Securities Purchase Agreement, dated as of November 26, 2006 (the "Securities Purchase Agreement"), by and among the Company and the Investors, an aggregate of 1,000,000 shares of 7.25% convertible cumulative participating preferred shares, par value $0.01 per share, of the Company (the "Convertible Shares").

     In satisfaction of certain conditions to the obligations of the parties to the Securities Purchase Agreement, the parties are entering into this agreement.

     Capitalized terms used in this Agreement and not otherwise defined are used as defined in Section 15.

Now, therefore, the parties hereto agree as follows:

     Demand Registrations.

     Requests for Registration. At any time following the date hereof, the Required Investor Holders, or at any time following the earlier of (i) two years from the date hereof, or (ii) the date of the completion of the audit of the Company's financial statements for the fiscal year ended December 31, 2007, the Required Cypress Holders, may request in writing that the Company effect the registration (a "Demand Registration") of all or any part of the Registrable Securities held by such Required Investor Holders or Required Cypress Holders, as the case may be, specifying the intended method of disposition thereof (a "Registration Request") by filing with the Commission a Demand Registration Statement. Promptly after its receipt of any Registration Request, but no later than 10 days after receipt of such Registration Request, the Company will give written notice of such request to all other Holders, and will use its reasonable best efforts to register, as expeditiously as practicable following a Registration Request in accordance with the provisions of this Agreement, all Registrable Securities (subject to any reduction pursuant to Section 1(f)) that have been requested to be registered by the Initiating Holders in the Registration Request or by any other Holders by written notice to the Company given within 30 days after the date the Company has given such Holders notice of the Registration Request to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Registration Request or further requests (including, without limitation, only with respect to a Registration request of the Required Investor Holders, by means of a shelf registration pursuant to Rule 415 under the Securities Act (a "Shelf Registration") if so requested and if the Company is then eligible to use such a registration). The Company shall use its reasonable best efforts to have such Demand Registration Statement declared effective by the Commission as soon as practicable after the filing thereof and to keep such Demand Registration Statement continuously effective for the period specified in
Section 3. Notwithstanding anything in this Section 1(a) to the contrary, the Company will not be required to effect a registration pursuant to this Section 1(a) unless the aggregate gross proceeds resulting from such Demand Registration could reasonably be expected to equal or exceed (x) $50,000,000, in the case of a Demand Registration initiated by the Required Investor Holders, or (y) the lesser of (1) $25,000,000 or (2) all of the Registrable Securities then held by the Cypress Shareholders in the aggregate, in the case of the Required Cypress Holders. The Company will pay all Registration Expenses incurred in connection with any registration pursuant to this Section 1.

     Limitation on Demand Registrations. Other than as provided in Section 1(c), the Company will not be obligated to effect or pay the Registration Expenses of more than three registrations requested by the Required Investor Holders or one registration requested by the Required Cypress Holders, pursuant to this Section 1, provided, however that such number shall be increased to the extent the Company does not include in what would otherwise be the final registration for which the Company is required to pay Registration Expenses the number of Registrable Securities requested to be registered by the Holders by reason of Section 1(f); provided, further, that a request for registration will not count for the purposes of this limitation if
(i) the Majority Holders of the Registration determine in good faith to withdraw (provided that, if such registration is a Demand Registration requested by the Required Cypress Holders, for the purposes of this provision the "Majority Holders of the Registration" shall mean the Required Cypress Holders) (x) such Registration Request prior to the filing of a Demand Registration Statement or (y) such Demand Registration Statement (prior to the effective date of the Demand Registration Statement relating to such request) due to (1) marketing or regulatory reasons, (2) because of a material adverse change in the business, financial condition or prospects of the Company or (3) due to the exercise by the Company of its rights under Section 1(d) hereof,
(ii) the Registration Statement relating to such request is not declared effective within 180 days of the date such registration statement is first filed with the Commission (other than solely by reason of Holders refusing to proceed) and the Majority Holders of the Registration withdraw such Registration Request prior to the effective date of the Demand Registration Statement relating to such request (provided that, if such registration is a Demand Registration requested by the Required Cypress Holders, for the purposes of this provision the "Majority Holders of the Registration" shall mean the Required Cypress Holders), (iii) prior to the sale of at least 90% of the Registrable Securities included in the registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of the Majority Holders of the Registration within 30 days of the date of such order, (iv) more than 10% of the Registrable Securities requested by the Required Investor Holders or the Required Cypress Holders, as the case may be, to be included in the registration are not so included pursuant to Section 1(f), or (v) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by the Required Investor Holders or the Required Cypress Holders, as the case may be). Notwithstanding the foregoing, the Company will pay all Registration Expenses in connection with any request for registration pursuant to Section 1(a) regardless of whether or not such request counts toward the limitation set forth above until such limit is reached.

     Short-Form Registrations.

          S-3 Registration. If at any time (i) one or more Holders of Registrable Securities (including to register the Registrable Securities registered pursuant to the Cypress Shareholders' one Demand Registration) request that the Company file a registration statement on Form S-3 or any successor form thereto for a public offering of all or any portion of the shares of Registrable Securities held by such Holder or Holders, the reasonably anticipated aggregate price to the public of which would exceed $25,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor form thereto to register such securities, then the Company shall, as expeditiously as practicable following such request, use its reasonable best efforts to register under the Securities Act on Form S-3 or any successor form thereto, for public sale in accordance with the intended methods of disposition specified in such request or any related subsequent requests (including, without limitation, by means of a Shelf Registration) the Registrable Securities specified in such Request and any related subsequent requests; provided, that if such registration is for an Underwritten Offering, the terms of Sections 1(e) and 1(f) shall apply (and any reference to "Demand Registration" therein shall, for purposes of this Section 1(c), instead be deemed a reference to "S-3 Registration"). Whenever the Company is required by this Section 1(c) to use its reasonable best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 1(a) and 1(g) (including but not limited to the requirements that the Company (A) notify all Holders of Registrable Securities from whom such request for registration has not been received and provide them with the opportunity to participate in the offering and
     (B) use its reasonable best efforts to have such S-3 Registration Statement declared and remain effective for the time period specified herein) shall apply to such registration (and any reference in such Sections 1(e) and 1(f) to "Demand Registration" shall, for purposes of this Section 1(c)(i), instead be deemed a reference to "S-3 Registration"). Notwithstanding anything to the contrary contained herein, no request may be made under this Section 1(c) within 90 days after the effective date of a Registration Statement filed by the Company covering a firm commitment Underwritten Offering in which the Holders of Registrable Securities shall have been entitled to join pursuant to this Agreement in which there shall have been effectively registered all shares of Registrable Securities as to which registration shall have been requested (subject to any reduction pursuant to Section 1(f)). There is no limitation on the number of S-3 Registrations that the Company is obligated to effect. The Company will pay all Registration Expenses incurred in connection with any S-3 Registration.

          Shelf Registration. If a request made pursuant to Section 1(a) or 1(c) (other than such a request by the Cypress Shareholders) is for a Shelf Registration, the Company shall use its reasonable best efforts to keep the Shelf Registration continuously effective through the date on which all of the Registrable Securities covered by such Shelf Registration may be sold pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect); provided, however, that prior to the termination of such Shelf Registration, the Company shall first furnish to each Holder of Registrable Securities participating in such Shelf Registration (i) an opinion, in form and substance satisfactory to the Majority Holders of the Registration, of counsel for the Company satisfactory to the Majority Holders of the Registration stating that such Registrable Securities are freely saleable pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect) or (ii) a "No-Action Letter" from the staff of the SEC stating that the SEC would not recommend enforcement action if the Registrable Securities included in such Shelf Registration were sold in a public sale other than pursuant to an effective registration statement.

     Restrictions on Demand Registrations. The Company may postpone for a reasonable period of time, not to exceed 90 days, the filing of a Prospectus or the effectiveness of a Registration Statement for a Demand Registration or S-3 Registration if the Company furnishes to the Holders a certificate signed by the Chief Executive Officer of the Company, following consultation with, and after obtaining the good faith approval of, the board of directors (the "Board") of the Company, stating that the Company believes that such Demand Registration or S-3 Registration would have a material adverse effect on any proposal by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, amalgamation, consolidation, tender offer, scheme of arrangement or similar transaction, or otherwise would require disclosure of a material corporate development that the Company is not otherwise required to disclose, and which disclosure would be detrimental to the Company and its shareholders or would have a material adverse effect on the business, assets, operations, prospects or financial condition of the Company. The Company may only delay a Demand Registration or an S-3 Registration pursuant to this Section 1(d) by delivery of a Blackout Notice (as defined below) within 30 days of delivery of the request for such Registration under Section 1(a) or (c), as applicable, and may delay a Demand Registration or an S-3 Registration and require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration only for a reasonable period of time not to exceed 90 days (or such earlier time as such transaction is consummated or no longer proposed) (the "Blackout Period"). There shall not be more than two Blackout Periods in any 12 month period and the aggregate length of such Blackout Periods shall not exceed 90 days in any 12 month period. The Company shall promptly notify the Holders in writing (a "Blackout Notice") of any decision to postpone a Demand Registration or an S-3 Registration or to discontinue sales of Registrable Securities covered by a Shelf Registration pursuant to this Section 1(d) and shall include a general statement of the reason for such postponement, an approximation of the anticipated delay and an undertaking by the Company promptly to notify the Holders as soon as a Demand Registration or an S-3 Registration may be effected or sales of Registrable Securities covered by a Shelf Registration may resume. If the Company shall postpone the filing of a Demand Registration Statement or an S-3 Registration Statement, the Majority Holders of the Registration who were to participate therein shall have the right to withdraw the request for registration (provided that, if such registration is a Demand Registration requested by the Required Cypress Holders, for the purposes of this provision the "Majority Holders of the Registration" shall mean the Required Cypress Holders). Any such withdrawal shall be made by giving written notice to the Company within 30 days after receipt of the Blackout Notice. Such withdrawn registration request shall not be treated as a request for a Demand Registration effected pursuant to Section 1(a) (and shall not be counted towards the number of Demand Registrations effected), and the Company shall pay all Registration Expenses in connection therewith.

     Selection of Underwriters. If the Initiating Holders holding a majority of the Registrable Securities for which registration was requested intend to distribute the Registrable Securities covered by their Registration Request by means of an Underwritten Offering, they will so advise the Company as a part of the Registration Request, and the Company will include such information in the notice sent by the Company to the other Holders with respect to such Registration Request and the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering. In such event, the Initiating Holders holding a majority of the Registrable Securities for which registration was requested will have the right to select the Underwriters or other investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld, conditioned or delayed. If the offering is an Underwritten Offering, the Company will use reasonable best efforts to ensure that the right of any Person (including other Holders) to participate in such registration will be conditioned upon such Person's participation in such underwriting at the same price and on the same terms of underwriting applicable to the Initiating Holders and the inclusion of such Person's Registrable Securities in the Underwritten Offering (unless otherwise agreed by the Majority Holders of the Registration), and each such Person will (together with the Company and the other Holders distributing their securities through such Underwritten Offering) enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Underwritten Offering. If any Holder disapproves of the terms of the Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company, the managing Underwriter and the Majority Holders of the Registration.

     Priority on Demand Registrations. The Company will not include in any underwritten registration pursuant to Sections 1(a) or (c) any securities that are not Registrable Securities without the prior written consent of the Initiating Holders holding a majority of the Registrable Securities for which registration was requested. Other than in connection with a Shelf Registration, if the managing Underwriter advises the Company that in its opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without materially adversely affecting the successful marketability of the offering (including a material adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the opinion of such Underwriters can be sold without materially adversely affecting the successful marketability of the offering, which securities will be so included in the following order of priority: (A) if such registration is requested by the Required Investor Holders, (i) first, Registrable Securities, pro rata among the respective Holders thereof on the basis of the aggregate number of Registrable Securities requested to be included in such registration by each of them, and (ii) second, any other securities of the Company that have been requested to be so included; and (B) if such registration is requested by the Required Cypress Holders, (i) first, Registrable Securities, pro rata among the respective Holders thereof that are Cypress Shareholders on the basis of the aggregate number of Registrable Securities requested to be included in such registration by each of them, (ii) second, Registrable Securities, pro rata among the respective other Holders thereof that on the basis of the aggregate number of Registrable Securities requested to be included in such registration by each of them, and (iii) third, any other securities of the Company that have been requested to be so included. Notwithstanding the foregoing, no employee of the Company or any subsidiary thereof will be entitled to participate, directly or indirectly, in any such registration to the extent that the managing Underwriter determines in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration. In the event the Company shall not, by virtue of this Section 1(f), include in any Demand Registration all of the Registrable Securities of any Holder requesting to be included in such Demand Registration, such Holder may, upon written notice to the Company given within five days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Demand Registration.

     Registration of Other Securities. Whenever the Company shall effect a Demand Registration, no securities other than the Registrable Securities shall be covered by such registration unless the Majority Holders of the Registration shall have consented in writing to the inclusion of such other securities (provided that, if such registration is a Demand Registration requested by the Required Cypress Holders, for the purposes of this provision the "Majority Holders of the Registration" shall mean the Required Cypress Holders).

     Registration Statement Form. Registrations under this Section 1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Registration Request, and (ii) which shall be available for the sale of Registrable Securities in accordance with (A) the intended method or methods of disposition specified in the requests for registration and (B) applicable law. The Company agrees to consult with any selling Holder with respect to any information which such selling Holder, upon advice of counsel, has reasonably requested to be included in such Registration Statement.

     Conversions; Exercises. Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the exercise of conversion rights, options or warrants to be included in any registration pursuant to Section 1 or 2 hereof, the exercise of such conversion rights, options or warrants must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold.

     Exclusive Rights. The registration rights granted pursuant to the provisions of this Section 1 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

     Piggyback Registrations.

     Right to Piggyback. Whenever the Company proposes to register any of its securities (including in response to a demand of a shareholder not party hereto, but excluding a registration pursuant to Section 1, relating solely to employee benefit plans, or relating solely to the sale of debt or convertible debt instruments) and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to all Holders of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date of the Company's notice (a "Piggyback Registration"). Any Holder that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing Underwriter, if any, on or before the thirtieth (30th) day prior to the planned effective date of such Piggyback Registration. The Company may delay, terminate or withdraw any registration under this Section 2 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration, and except for the obligation to pay Registration Expenses pursuant to Section 2(c) the Company will have no liability to any Holder in connection with such delay, termination or withdrawal; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Piggyback Registration, then the Company shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in this Section 2(a). There is no limitation on the number of such Piggyback Registrations pursuant to this Section 2 which the Company is obligated to effect. The registration rights granted pursuant to the provisions of this Section 2 shall be in addition to the registration rights granted pursuant to the other provisions of Section 1 hereof.

     Underwritten Registration. If any Piggyback Registration involves an Underwritten Offering, the Company will so advise the Holders as a part of the written notice given pursuant to Section 2(a). In such event, the Company will use reasonable best efforts to ensure that the right of any Holder to registration pursuant to this Section 2 will be conditioned upon such Holder's participation in such Underwritten Offering and the inclusion of such Holder's Registrable Securities in the Underwritten Offering, and each such Holder will (together with the Company and the other Holders distributing their securities through such Underwritten Offering) enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Underwritten Offering by the Company. If any Holder disapproves of the terms of the Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company, the managing Underwriter and the Holders participating in the Underwritten Offering.

     Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or Prospectus becomes effective or final.

     Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing Underwriters advise the Company (a copy of such notice if in writing or prompt communication of the content of such notice, if oral, to be provided by the Company to each Holder requesting registration) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially adversely affecting the successful marketability of such offering, the Company will include in such registration or Prospectus only such number of securities that in the opinion of such Underwriters can be sold without materially adversely affecting the successful marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities so requested to be included therein owned by each such Holder, and (iii) third, other securities requested to be included in such registration; provided, however, that in the event the Company will not, by virtue of this Section 2(d), include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration. Notwithstanding the foregoing, any employee of the Company or any subsidiary thereof will not be entitled to participate, directly or indirectly, in any such registration to the extent that the managing Underwriter determines in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.

     Priority on Secondary Registrations. If a Piggyback Registration relates to an underwritten secondary registration on behalf of holders of the Company's securities other than the Holders of Registrable Securities, and the managing Underwriters advise the Company (a copy of such notice if in writing or prompt communication of the content of such notice, if oral, to be provided by the Company to each Holder requesting registration) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially adversely affecting the successful marketability of the offering, the Company will include in such registration only such number of securities that in the opinion of such Underwriters can be sold without materially adversely affecting the successful marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities and Registrable Securities on the basis of the number of securities so requested to be included therein owned by each such holder, and (ii) second, other securities requested to be included in such registration; provided, however, that in the event the Company will not, by virtue of this Section 2(e), include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration. Notwithstanding the foregoing, any employee of the Company or any subsidiary thereof will not be entitled to participate, directly or indirectly, in any such registration to the extent that the managing Underwriter determines in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.

     Other Registrations. If the Company receives a Registration Request or files a Registration Statement with respect to Registrable Securities pursuant to Section 1 or Section 2, and if such registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor or similar forms), whether on its own behalf or at the request of any holder or holders of such securities, from a period beginning on the date of a Registration Request and ending at least 180 days from the effective date of the effectiveness of such Registration Statement, and shall not be required to do so notwithstanding any other provision of this Agreement.

     Registration Procedures. Subject to Section 1(d), whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will, as expeditiously as practicable:

          prepare and (within 60 days after the end of the thirty-day period within which requests for registration may be given to the Company pursuant hereto) file with the Commission a Registration Statement with respect to such Registrable Securities which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, make all required filings with the National Association of Securities Dealers, Inc. and thereafter use its reasonable best efforts to cause such Registration Statement to become effective, provided that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to the Holders' Counsel copies of all such documents proposed to be filed, which documents will be subject to review of such counsel at the Company's expense and the Company shall provide the Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any Underwriter (each, an "Inspector" and, collectively, the "Inspectors") with a reasonable opportunity, in light of the circumstances, to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the Commission. Unless such Holders' Counsel has reasonably objected in writing to the filing of such Registration Statement, amendment or supplement prior thereto, the Company will file such Registration Statement, Prospectus, amendment or supplement or comparable statement as required by this Agreement. The Company will not file any Registration Statement or amendment or post-effective amendment or supplement to such Registration Statement to which such Holders' Counsel has reasonably objected in writing on the grounds that (and explaining why) such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

          prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; provided, that except with respect to any Shelf Registration, such period need not extend beyond nine months after the effective date of the Registration Statement; and provided further, that with respect to any Shelf Registration, such period need not extend beyond the time period provided in Section 1(c), and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

          furnish to each seller of Registrable Securities and each Underwriter, if any, such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary Prospectus, final Prospectus, all exhibits and other documents filed therewith and such other documents as such seller may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller;

          use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller or the sole or lead managing Underwriter, if any, reasonably requests, to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals) and do any and all other acts and things that may be necessary or reasonably advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or
     (iii) consent to general service of process in any such jurisdiction);

          use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

          promptly notify the Holders' Counsel, the sole or lead managing Underwriter, if any, and each seller of such Registrable Securities, at any time when a Registration Statement related thereto is required to be amended or supplemented or a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the Registration Statement or the Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such Registration Statement or Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Registration Statement or Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          notify each seller of any Registrable Securities covered by such Registration Statement (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation or threat (of which the Company has knowledge) of any proceedings for any of such purposes or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;

          if so requested by the Majority Holders of the Registration, use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange (or if the listing of Registrable Securities is not permitted under the rules of each national securities exchange on which the Company's securities are then listed), use its reasonable best efforts to cause all such Registrable Securities to be listed on The New York Stock Exchange or Nasdaq Stock Market (as determined by the Majority Holders of the Registration in consultation with the Company);

          provide a CUSIP number for all Registrable Securities and provide and caused to be maintained a transfer agent and registrar for all such Registrable Securities not later than the effective date of, or date of final receipt, for such Registration Statement;

          enter into and perform such customary agreements (including underwriting agreements with customary provisions) and provide officers' certificates and other customary closing documents and take all such other actions as the Majority Holders of the Registration or the Underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a share split or a combination of shares);

          make available for inspection by any seller of Registrable Securities, Holders' Counsel, any Underwriter participating in any disposition pursuant to such Registration Statement and any Inspector, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, Holders' Counsel, Underwriter, or Inspector in connection with such Registration Statement; provided that each Holder will, and will use its commercially reasonable efforts to cause each such Underwriter or Inspector to (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) minimize the disruption to the Company's business in connection with the foregoing; provided, further, that the Company shall not be required to make available for inspection any documents containing material non-public information or otherwise provide such material non-public information to any person unless permitted under applicable securities laws without also making public disclosure thereof;

          otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, earnings statements (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the Company's calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statements shall cover such 12-month periods, in a manner which satisfies the provisions of
     Section 11(a) of the Securities Act and Rule 158 thereunder;

          in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

          cooperate with each selling Holder of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering, including, without limitation, preparing for and participating in such number of "road shows" and all such other customary selling efforts as the Underwriters reasonably request in order to expedite or facilitate such disposition; and enter into such agreements and take such other actions as the sellers of Registrable Securities or the Underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          obtain one or more comfort letters, addressed to the sellers of Registrable Securities, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering dated the date of the closing under the underwriting agreement for such offering), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Holders of a majority of the Registrable Securities being sold in such offering reasonably request;

          provide legal opinions of the Company's outside counsel, addressed to the Holders of the Registrable Securities being sold, dated the effective date of such Registration Statement, each amendment and supplement thereto (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary Prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

          furnish to any seller of Registrable Securities such information and assistance as such seller may reasonably request in connection with any "due diligence" effort which such seller deems appropriate;

          keep each selling Holder of Registrable Securities advised in writing as to the initiation and progress of any registration under Sections 1 and 2 hereunder;

          furnish to each Holder participating in the offering and the sole or lead managing Underwriter, if any, without charge, at least one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference);

          cooperate with the selling Holders of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three business days prior to any sale of Registrable Securities;

          if requested by the sole or lead managing Underwriter or any selling Holder of Registrable Securities, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities; and
          use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable in the opinion of any seller of Registrable Securities to effect the registration of such Registrable Securities contemplated hereby.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law. If any Registration Statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, and (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

     Registration Expenses.

     Except for Selling Expenses and as otherwise provided for herein, all expenses incidental to the Company's performance of or compliance with this Agreement whether or not any Registration Statement becomes effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, including, without limitation, all registration, listing and filing fees, fees and expenses of compliance with securities or blue sky laws and the rules of any stock exchange, word processing, duplicating, distributing and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company, all independent certified public accountants (including the expenses of any audit and/or "cold comfort" letters), Underwriters and other Persons retained by the Company, the reasonable out-of-pocket expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer (all such expenses, "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on The New York Stock Exchange or Nasdaq Stock Market. All Selling Expenses will be borne by the holders of the securities so registered pro rata on the basis of the number of their securities so registered.

     In connection with each registration pursuant to Section 1 and each Piggyback Registration whether or not any Registration Statement becomes effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, the Company will reimburse the holders of Registrable Securities covered by such registration or qualification for the reasonable fees and disbursements of one United States counsel, which counsel shall be selected (i) in the case of a Demand Registration or an S-3 Registration by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Registration Request, and (ii) in all other cases, by the Majority Holders of the Registration (the "Holders' Counsel").

     To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration or qualification hereunder will pay those Registration Expenses allocable to the registration or qualification of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered or qualified.

     Indemnification.

     The Company agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, each Holder, its Affiliates and their respective officers, directors and partners, members, shareholders, employees, and agents (each, an "Agent") and each Person who "controls" such Holder (within the meaning of the Securities Act and Section 20 of the Exchange Act) against, and pay and reimburse such Holder, Agent or controlling person for any losses, claims, damages, liabilities, joint or several, to which such Holder, Agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will pay and reimburse such Holder and each such Agent and controlling person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such Prospectus or preliminary Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder or its Affiliates expressly for use therein or by such Holder's or its Affiliates' failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished such Holder or its Affiliates with a sufficient number of copies of the same. In connection with an Underwritten Offering, the Company, if requested, will indemnify such Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

     In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement, Prospectus or preliminary Prospectus and, will indemnify and hold harmless the Company, its directors and officers, each Underwriter and each other Person who "controls" the Company (within the meaning of the Securities Act and Section 20 of the Exchange Act) and each such Underwriter against any losses, claims, damages, liabilities, joint or several, to which such Holder or any such director or officer, any such Underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such Prospectus or preliminary Prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder expressly for use therein, and such Holder will reimburse the Company and each such director, officer, Underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the obligation to indemnify and hold harmless will be individual and several to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

     Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

     If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 5(e) will be limited to an amount equal to the net proceeds to such Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities). The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Participation in Underwritten Registrations.

     No Holder may participate in any registration hereunder that is underwritten unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing Underwriter(s), provided that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company's reasonable requests in connection with such registration or qualification (it being understood that the Company's failure to perform its obligations hereunder, which failure is caused by such Holder's failure to cooperate, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, no Holder will be required to agree to any indemnification obligations on the part of such Holder that are greater than its obligations pursuant to Section 6(b).

     Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 3(f) above, such Holder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Holder receives copies of a supplemented or amended Prospectus as contemplated by such Section 3(f). In the event the Company gives any such notice, the applicable time period mentioned in subsection 3(b) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 6(b) to and including the date when each seller of a Registrable Security covered by such Registration Statement will have received the copies of the supplemented or amended Prospectus contemplated by Section 3(f).

     Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

          make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times,

          file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rules may be amended from time to time, or (ii) any other rule or regulation now existing or hereafter adopted by the SEC.

Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

     Lock Up Agreements. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Company's securities (whether or not such Holder is participating in such registration) upon the timely request of the Company and the Underwriters managing any Underwritten Offering of the Company's securities, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such Underwriters, as the case may be, for such period of time (not to exceed 90 days) from the effective date of such registration as the Company and the Underwriters may specify, such consent not to be unreasonably withheld, delayed or conditioned, in the case of the Company, so long as all Holders or shareholders holding more than five percent (5%) of the outstanding Ordinary Shares and all officers and directors of the Company are bound by a comparable obligation, provided that except as provided in Section 11(b), nothing herein will prevent any Holder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or shareholders thereof that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be so bound. The Company agrees that (i) if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution of any of the Company's equity securities (or any security convertible into or exchangeable or exercisable for any of the Company's equity securities) during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days, beginning on the effective date of the applicable Registration Statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms), and (ii) it will cause each holder of equity securities (or any security convertible into or exchangeable or exercisable for any of its equity securities) of the Company purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to so agree. Notwithstanding the foregoing, the obligations contained in this Section 8 shall no longer apply to the Cypress Shareholders upon the sale, transfer or assignment (including, without limitation, pursuant to Section 11(b)) by the Cypress Shareholders of 50% or more of the securities of the Company held by the Cypress Shareholders in the aggregate on the date of this Agreement.

     Term. This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the consent of the parties hereto or their respective successors in interest, (b) the dissolution, liquidation or winding up of the Company and (c) the date on which no Registrable Securities remain outstanding; provided, that Sections 5, 10, 12, 13, 15 and 16 shall survive any such termination, in accordance with their terms.

     Voting Rights. The Company and each Holder shall take all necessary and desirable actions within its control (including, without limitation, calling special board or shareholder meetings to seek approval of amendments and/or restatements of the Company's Memorandum of Association or Articles of Association, proposing a slate of director nominees and voting in favor of such nominees, as applicable in each case), so that:

     For so long as the Investors in the aggregate beneficially own at least 51% of the outstanding Voting Shares of the Company on a fully-diluted basis (the "Threshold Amount"), Investors shall be entitled to designate for election to the Board the number of individuals equal to two-thirds of the authorized number of directors of the Board, rounded up to the nearest whole even number. Such designated individuals shall be elected as members of the Board.

     To the extent that the Investors in the aggregate beneficially own less than the Threshold Amount, they shall continue to have the rights provided by the previous paragraph for up to 12 months following the date their aggregate beneficial ownership falls below the Threshold Amount.

     For so long as Investors have continuously owned less than the Threshold Amount for greater than 12 months, they shall be entitled to designate the number of individuals , rounded up to the nearest whole number, for election to the Board in proportion to their aggregate beneficial ownership of Voting Shares, and such individuals shall be elected to the Board; provided that, for so long as Investors in the aggregate beneficially own at least 5% of the outstanding Voting Shares they shall be entitled to designate at least one individual for election to the Board, and such individual shall be elected to the Board.

     Subject to applicable law, Investors shall be entitled to designate the number of members of each board of directors of each subsidiary of the Company and, subject to applicable law and exchange rules and regulations, each respective committee of the Company and its subsidiaries that is proportionate to their representation on the Board.

     For so long as the Cypress Shareholders in the aggregate beneficially own at least 2.5% of the outstanding Voting Shares of the Company on a fully diluted basis (or until the Cypress Shareholders effect the sale, transfer or assignment of their securities in the Company described in Section 11(b), if earlier), the Cypress Shareholders shall be entitled to designate at least one individual, who shall be an employee, officer or director of the Cypress Shareholders and who shall not be an employee, officer or director of any competitor of the Company or any of its subsidiaries, for election to the Board. Such individual shall be approved by Investors as a designee of the Cypress Shareholders, such approval not to be unreasonably withheld or delayed, but subject in any event to Investors' fiduciary duties and applicable law; provided that the parties agree that as of the date of this Agreement, the initial representative of the Cypress Shareholders to be designated for election to the Board shall be Jeffrey Hughes . Such individual shall be elected as a member of the Board, but shall be removed from the Board if such individual is no longer an employee, officer or director of the Cypress Shareholders. For the avoidance of doubt, the designation of the representative of the Cypress Shareholders shall be in addition to the other rights of the Investors to designate individuals for election to the Board pursuant to this Section 10.

     For so long as Investors have the right to designate directors for election to the Board and the boards of directors of subsidiaries of the Company and committees thereof, Investors shall also have the sole right to remove from the Board or such boards of directors and such committees thereof the directors so designated by Investors. If a vacancy is to occur on the Board or any other such board of directors or any such committee thereof arising from the removal, resignation, death or incapacity of a director designated by Investors, Investors shall have the sole right to designate a director to fill such vacancy. The Company shall take all actions necessary to fill such a vacancy promptly upon notice by Investors of their designation of a replacement director. For so long as the Cypress Shareholders have the right to a representative to be designated for election to the Board, the Cypress Shareholders shall also have the sole right to remove from the Board such representative of the Cypress Shareholders. If a vacancy is to occur on the Board arising from the removal, resignation, death, incapacity or disaffiliation with the Cypress Shareholders of the representative of the Cypress Shareholders on the Board, the replacement director shall be designated in accordance with the procedures set forth in Section 10(e). The Company shall take all actions necessary to fill such a vacancy promptly upon notice by Investors of their designation of a replacement director from the list provided by the Cypress Shareholders pursuant to Section 10(e).

     So long as any Convertible Shares are outstanding, in addition to any other vote of members or shareholders of the Company required under applicable law or the Memorandum of Association or Articles of Association of the Company, the holders of the Convertible Shares will have the rights set forth in Section 4(b) of the Certificate of Designations and the Company shall not take any action or fail to take any action that, in any event, would be inconsistent with, or would otherwise impede or frustrate the rights of such holders of Convertible Shares under
Section 4(b) of the Certificate of Designations.

     In addition to the foregoing, Investors shall otherwise have the right to participate in the election of the Board on the same terms as other holders of Voting Shares of the Company.

     Transfer Restrictions.

     The Convertible Shares may be transferred to Affiliates of either Investor, provided that at all times voting and disposition control of such Convertible Shares shall remain with the Investors pursuant to appropriate proxies or other similar methods. The Investors shall not and shall cause such Affiliates not to, without the prior written consent of the Company, which consent shall not be unreasonably withheld, transfer more than 490,000 Convertible Shares in the aggregate to any Person or Persons other than an Affiliate of an Investor. The Investors shall and shall cause their Affiliates to give prior notice to the Company of any transfer of Convertible Shares to a Person other than an Affiliate of an Investor. Such notice shall include the identity of the transferee. An Investor may pledge all or a portion of its Convertible Shares or grant a security interest therein to secure indebtedness of such Investor or any of its permitted transferees owing to a bank, other financial institution, institutional lender or other financing source.

     At any time following the date of this Agreement, the Cypress Shareholders shall be permitted to sell, transfer or assign all, but not less than all, of the securities of the Company then held by the Cypress Shareholders in the aggregate to the limited partners, members or shareholders in the Cypress Shareholders; provided, that the rights of the Cypress Shareholders pursuant to this Agreement shall not be transferred or assigned to such transferees or assignees of the securities of the Cypress Shareholders. Notwithstanding the foregoing, the obligations contained in this
Section 11(b) shall no longer apply to the Cypress Shareholders upon the sale, transfer or assignment (including, without limitation, pursuant to Section 11(b)) by the Cypress Shareholders of 50% or more of the securities of the Company held by the Cypress Shareholders in the aggregate on the date of this Agreement.

     Investors shall not cause the Company to enter into any of the following types of transactions other than with the approval of the majority of disinterested members of the Board and in compliance with applicable law:

          a merger, consolidation, amalgamation, scheme of arrangement or business combination with either Investor or its Affiliates; or

          a sale, lease or exchange of all or substantially all of the assets of the Company to either Investor or its Affiliates;

provided, that the foregoing shall not apply to any such transaction of the Company with any Person that the Company, directly or indirectly, controls, as defined in Rule 405 under the Securities Act.

     Preemptive Rights.

     For so long as there are any Registrable Securities (other than Registrable Securities held by the Cypress Shareholders) or Convertible Shares outstanding, if the Company proposes to issue or sell any Ordinary Shares or Ordinary Share Equivalents to any Person or Persons other than the Investors or holders of Convertible Shares other than an issuance of securities registered on Form S-8 or any successor form thereto or otherwise issued under an employee benefits plan in existence as of the date hereof or consented to by Investors, and other than any securities registered on Form S-4 or any successor form thereto or otherwise issued in an exchange offer or business combination transaction that (other than in the case of a merger, consolidation, amalgamation or share exchange with any other Person pursuant to which the Company issues securities as consideration therefor) was approved by Investors (a "New Issuance"), the Company shall (i) give each Investor or holder of Convertible Shares 30 days' prior written notice of the proposed issuance or sale and (ii) offer to sell to the Holders (other than the Cypress Shareholders) and holders of Convertible Shares, on the same terms and conditions as the proposed sale to such Person or Persons at the most favorable price and on the most favorable terms as are offered to any such Persons, the respective numbers of such securities which, if all such securities were purchased, would result in the Holders (other than the Cypress Shareholders) and holders of Convertible Shares holding that percentage of such securities equal to the percentage of Ordinary Shares on a fully diluted basis owned by the Holders (other than the Cypress Shareholders) immediately prior to such sale and into which Convertible Shares owned by the holders thereof immediately prior to such sale are convertible. Such offer shall remain open for 30 days after notice of such New Issuance has been given to such Investor or other holder of Convertible Shares. If requested by the Holders (other than the Cypress Shareholders) and holders of Convertible Shares, the Company will issue to the Holders (other than the Cypress Shareholders) and holders of Convertible Shares (or any Affiliate designated by such Holders or holders of Convertible Shares) a different class of equity securities, which shall be identical to those to be issued except that they will be non-voting and convertible into those equity securities to be issued. Except as expressly provided in this Section 12, the shareholders of the Company shall not have preemptive rights.

         Upon the expiration of the offering period described above, the Company shall be entitled to sell such securities that the Investors or holders of Convertible Shares have not elected to purchase during the 90-day period following such expiration at a price and on terms and conditions no more favorable to the purchasers thereof than those offered to the Investors or holders of Convertible Shares. Any such securities offered or sold by the Company after such 90-day period must be reoffered to the Investors or holders of Convertible Shares pursuant to the terms of this Section 12. The closing of any purchase by the Investors or holders of Convertible Shares pursuant to
Section 12(a) shall be held at the time and place of the closing of, and on the same terms and conditions as, the New Issuance, or at such other time and place as the parties to the transaction may agree. At such closing, the participating Investors or holders of Convertible Shares shall deliver, by certified or official bank check or wire transfer, so much of the purchase price for its portion of the New Issuance as is payable in cash and shall pay the balance in accordance with the agreed upon terms of the transaction, and all parties to the transaction shall execute such documents as are otherwise customary and appropriate.

     Affiliate Transactions. The Company shall not, and shall not permit its subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Investor or any Affiliate of an Investor (other than the Company and its subsidiaries) (each, an "Affiliate Transaction"), unless the Affiliate Transaction is approved by the independent directors of the Board (which, for purposes of this Section 13, shall not include the representatives of the Investors) or upon a vote of at least a majority of the holders of the Ordinary Shares as a class, excluding any Ordinary Shares held by the Investors; provided that, the Investors or their Affiliates may enter into the following types of agreements with the Company and/or its subsidiaries without such approval or vote: reinsurance agreements, investment management agreements, and/or any agreement with the Company or its subsidiaries under which the Company or its subsidiaries are not obligated to make payments in excess of $2,000,000 in the aggregate, in each case in the ordinary course of business and on terms that are no less favorable to the Company or the relevant subsidiary than those that could have been obtained in a comparable transaction by the Company or such subsidiary with an unrelated Person; provided that such agreements do not create any material adverse tax consequences to holders of Ordinary Shares taken in the aggregate.

     Information Rights. The Cypress Shareholders and any Affiliate or limited partner of a Cypress Shareholder that holds securities of the Company on the date hereof, on a co-investment basis with the Cypress Shareholders that is intended to qualify as a "venture capital operating company" within the meaning of 29 C.F.R. ss. 2510.3-101(d) (each such entity, a "VCOC Investor") shall have the right to receive from the Company any written information or written materials provided by the Company to members of the Board; provided that the Cypress Shareholders and the VCOC Investors receiving such information shall enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company providing that each such Cypress Shareholder and VCOC Investor shall keep any information and materials received pursuant to this Section 14 strictly confidential, subject to the terms and conditions of such confidentiality agreement.

     Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

     "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, including, without limitation, limited partners or members on a co-investment basis. The Affiliates of Investors shall be deemed to include one or more funds under common management and their respective limited partners and Affiliates.

     "Affiliate Transaction" has the meaning set forth in Section 13.

     "Agent" has the meaning set forth in Section 5(a).

     "Agreement" has the meaning set forth in the first paragraph of this Agreement.

     "Blackout Notice" has the meaning set forth in Section 1(d).

     "Blackout Period" has the meaning set forth in Section 1(d).

     "Board" has the meaning set forth in Section 1(d).

     "Cerberus" has the meaning set forth in the first paragraph of this Agreement.

     "Certificate of Designations" means the Certificate of Designations of the Company with respect to the Convertible Shares.

     "Commission" means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

     "Company" has the meaning set forth in the first paragraph of this Agreement.

     "Convertible Shares" has the meaning set forth in the recitals.

     "Cypress Shareholders" has the meaning set forth in the first paragraph of this Agreement.

     "Demand Registration" has the meaning set forth in Section 1(a).

     "Demand Registration Statement" means a registration statement of the Company that covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 1(a) (as such amount may be reduced in accordance with the provisions of Section 1(f)) and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

     "Holder" means any holder of outstanding Registrable Securities who is a party to this Agreement or to whom the benefits of this Agreement have been validly assigned and such of its respective heirs, successors and permitted assigns (including any permitted transferees of Registrable Securities) who acquire or are otherwise the transferee of Registrable Securities, directly or indirectly, from such Investor (or any subsequent Holder), for so long as such heirs, successors and permitted assigns own any Registrable Securities; provided that the Cypress Shareholders shall not be permitted to assign or transfer their rights hereunder.

     "Holders' Counsel" has the meaning set forth in Section 4(b).

     "Inspectors" has the meaning set forth in Section 3(a).

     "Initiating Holders" means, with respect to a particular registration, the Holders who initiated the Request for such registration.

     "Investors" has the meaning set forth in the first paragraph of this Agreement.

     "Investors' Agreement" means the Investors' Agreement, dated as of the date hereof, by and among Investors.

     "Majority Holders of the Registration" means, with respect to a particular registration, one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration.

     "MassMutual" has the meaning set forth in the first paragraph of this Agreement.

     "New Issuance" has the meaning set forth in Section 12(a).

     "Ordinary Shares" means the ordinary shares of the Company, par value $0.01 per share.

     "Ordinary Share Equivalents" means (i) any evidences of indebtedness, shares of the capital of the Company or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares, and (ii) any right, option or warrant to subscribe for, purchase or otherwise acquire, directly or indirectly, Ordinary Shares; provided, that unless otherwise specified herein, for the purposes of computing the number of Ordinary Shares either outstanding or held by an Investor, the Ordinary Share Equivalents outstanding or held by such Investor shall be deemed to be converted, exercised or exchanged for Ordinary Shares, whether or not such conversion, exercise or exchange has actually been effected, and whether or not then convertible, exercisable or exchangeable or vested.

     "Other Agreements" has the meaning set forth in Section 16(j).

     "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

     "Piggyback Registration" has the meaning set forth in Section 2(a).

     "Prospectus" means the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

     "Register," "registered" and "registration" refers to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.

     "Registrable Securities" means (i) any Ordinary Shares issued or issuable upon conversion of the Convertible Shares, (ii) any other shares or securities that the holders of the Convertible Shares may be entitled to receive, or will have received, pursuant to such holders' ownership of the Convertible Shares, (iii) any Ordinary Shares otherwise or hereafter purchased or acquired by the Investors or their Affiliates (provided, that the Company shall be obligated pursuant to this Agreement to pay half of any Registration Expenses with respect to securities classified as Registrable Securities solely under this clause (iii)), (iv) any securities of the Company held by the Cypress Shareholders on the date hereof or (v) any securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i), (ii) or (iii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, sale of assets or similar transactions. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been effectively registered or qualified for sale by Prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering therein, (y) they have been sold to the public through a broker, dealer or market maker pursuant to Rule 144 or other exemption from registration under the Securities Act, or (z) they have been sold by such Holder without restriction as to volume or manner of sale pursuant to Rule 144(k) under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a Holder whenever such Person holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities, whether or not such purchase, conversion, exercise or exchange has actually been effected and disregarding any legal restrictions upon the exercise of such rights. Registrable Securities issuable upon exercise of an option or upon conversion, exchange or exercise of another security shall be deemed outstanding for the purposes of this Agreement. Notwithstanding the foregoing, any securities of the Company held by the Cypress Shareholders and otherwise deemed to be Registrable Securities shall cease to be Registrable Securities upon the sale, transfer or assignment (including, without limitation, pursuant to Section 11(b)) by the Cypress Shareholders of 50% or more of such securities of the Company held by the Cypress Shareholders in the aggregate on the date of this Agreement.

     "Registration Expenses" has the meaning set forth in Section 4.

     "Registration Request" has the meaning set forth in Section 1(a). The term Registration Request will also include, where appropriate, a S-3 Registration request made pursuant to Section 1(c).

     "Registration Statement" means the registration statement, Prospectus and other documents filed with the Commission to effect a registration under the Securities Act.

     "Required Cypress Holders" means one or more Cypress Shareholders who would hold in the aggregate 50% or more of the outstanding Registrable Securities held by the Cypress Shareholders.

     "Required Investor Holders" means one or more shareholders or members who would hold in the aggregate 50% or more of the outstanding Registrable Securities held by Investors or their permitted assignees and transferees.

     "Rule 144" means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

     "Rule 144A" means Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

     "S-3 Registration" means a registration required to be effected by the Company pursuant to Section 1(c).

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

     "Securities Purchase Agreement" has the meaning set forth in the recitals.

     "Selling Expenses" means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.

     "Shelf Registration" has the meaning set forth in Section 1(a).

      "Threshold Amount" has the meaning set forth in Section 10(a).

     "Underwriters" means the underwriters, if any, of the offering being registered under the Securities Act.

     "Underwritten Offering" means a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

     "VCOC Investor" has the meaning set forth in Section 14.

     "Voting Agreement" means the Voting Agreement and Waiver, dated as of November 26, 2006, by and among the Company, Investors and the Cypress Shareholders.

     "Voting Shares" means the Ordinary Shares and the Convertible Shares, and any other securities of the Company that are entitled to vote in the election of the Board.

     Miscellaneous.

     No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with or adversely affects or impairs or violates the rights granted to the holders of Convertible Shares and Holders of Registrable Securities in this Agreement. Except as provided in this Agreement, the Company will not grant to any holder or prospective holder of any securities of the Company rights with respect to such securities that are senior, pari passu to or otherwise as or more favorable from the perspective of such Person as or than, the rights granted hereunder without the prior written consent of the Required Investor Holders and the Required Cypress Holders, provided that, with the prior written consent of the Required Investor Holders, but not the Required Cypress Holders, the Company may grant registration rights to any Person acquiring securities of the Company in a primary issuance that are as or more favorable than those granted to the Holders hereunder.

     Adjustments Affecting Registrable Securities. Except as may be required by applicable law, the Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration or qualification for sale by Prospectus undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration or qualification (including, without limitation, effecting a share split or a combination of shares).

     Remedies. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

     Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company (upon the approval of the independent directors of the Board, which shall not include the representatives of the Investors), the Required Investor Holders and, for so long as the Investors beneficially own any Convertible Shares or Registrable Securities, the Investors, and, with respect only to such an amendment, modification, supplement or waiver that would materially adversely affect their rights hereunder or impose any material additional burdens on them, for so long as the Cypress Shareholders hold Registrable Securities, the Required Cypress Holders; provided, however, that in the event that such amendment or waiver would treat a Holder or group of Holders in a manner different from any other Holders, then such amendment or waiver will require the consent of such Holder or the Holders of a majority of the Registrable Securities of such group adversely treated.

     Successors and Assigns. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and assigns (including any permitted transferee of Registrable Securities). Any Holder (other than a Cypress Shareholder) may assign to any permitted (as determined under the Securities Purchase Agreement and this Agreement) transferee of its Registrable Securities (other than a transferee that acquires such Registrable Securities in a registered public offering or pursuant to a sale under Rule 144 of the Securities Act (or any successor rule)), its rights and obligations under this Agreement. In addition, and whether or not any express assignment will have been made, the provisions of this Agreement which are for the benefit of the holders of the Convertible Shares and/or the Holders of the Registrable Securities (or any portion thereof) as such will be for the benefit of and enforceable by any permitted transferee that is a subsequent holder of any Convertible Shares and/or Registrable Securities (or of such portion thereof), as applicable, subject to the provisions respecting the minimum numbers or percentages of shares of Convertible Shares and/or Registrable Securities (or of such portion thereof), as applicable, required in order to be entitled to certain rights, or take certain actions, contained herein. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, sale of substantially all of its assets, or similar transaction. For the avoidance of doubt, the rights under Section 10 (other than Section 10(g)) may not be assigned by either Investor to any third party, other than to its Affiliates or the other Investor, provided that in the case of any such assignment to an Affiliate or the other Investor, at all times voting and disposition control of such Convertible Shares and/or Registrable Securities and the right to exercise such rights under Section 10 shall remain with the Investors pursuant to appropriate proxies or other similar methods.

     Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Governing Law. This Agreement (other than Sections 10, 11 and 12) and the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

     Entire Agreement. This Agreement, the Investors' Agreement, the Voting Agreement and the Securities Purchase Agreement (the Investors' Agreement (solely with respect to the Investors), the Voting Agreement and the Securities Purchase Agreement, together, the "Other Agreements") are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in the Other Agreements. This Agreement and the Other Agreements supersede all prior agreements and understandings between the Company and the other parties to this Agreement with respect to such subject matter.

     Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company (and countersigned by the nominee), be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities and the nominee's consent to such.

     Consent to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in Section 16(n) of this Agreement, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 16(l).

     Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to MassMutual, to

MassMutual Financial Group
         1295 State Street
         Springfield, MA  01111
         Fax:  (413) 744-6350
Attention:  Larry N. Port

and

Babson Capital Management LLC
         1500 Main Street, Suite 22
         Springfield, MA  01111
         Fax:  (413) 226-2064
Attention:  Rodney J. Dillman, Esq.

with copies to:

Debevoise & Plimpton LLP
         919 Third Avenue
         New York, NY  10022
         Fax:  (212) 909 6836
Attention:  Nicholas F. Potter, Esq.

and

Ropes & Gray LLP
         45 Rockefeller Plaza
         New York, NY  10111
         Fax:  (212) 841-5725
Attention:  Othon A. Prounis, Esq.

(b) if to Cerberus, to

SRGL Acquisition, LLC
         c/o Cerberus Capital Management, L.P.
         299 Park Avenue
         New York, NY  10171
         Fax:  (212) 891-1540
Attention:  Christopher Brody
with copies to:

Debevoise & Plimpton LLP
         919 Third Avenue
         New York, NY  10022
         Fax:  (212) 909 6836
Attention:  Nicholas F. Potter, Esq.

and

Schulte Roth & Zabel LLP
         919 Third Avenue
         New York, NY  10022
         Fax:  (212) 593-5955
Attention:  Marc Weingarten, Esq.

(c) if to SRGL, to Scottish Re Group Limited
         Crown House, Second Floor
         4 Par-la-Ville Road
         Hamilton, HM 08, Bermuda
         Fax:  (441) 295 7576
Attention:  Paul Goldean

with a copy to:

LeBoeuf, Lamb, Greene & MacRae LLP
         125 West 55th Street
         New York, NY  10019
         Fax:  (212) 424 8500
Attention:  Stephen G. Rooney, Esq.

(d) if to a Cypress Shareholder, to the address set forth opposite such Cypress Shareholder's name on Schedule 1, with a copy to:

         Simpson Thacher & Bartlett LLP
         425 Lexington Avenue
         New York, NY  10017
         Fax: (212) 455-2502
         Attention: Lee Meyerson, Esq.

             [the remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                SCOTTISH RE GROUP LIMITED


                                By:
                                   ----------------------------------------
                                    Name:
                                    Title:


                                MASSMUTUAL CAPITAL PARTNERS LLC


                                By:
                                   ----------------------------------------
                                    Name:
                                    Title:



                                SRGL ACQUISITION, LLC


                                By:
                                   ----------------------------------------
                                    Name:
                                    Title:


                               [CYPRESS SHAREHOLDERS]

                                  SCHEDULE 1


-------------------------------------------------- -------------------- ---------------------------------------
          Cypress Shareholder                       Ordinary Shares                   Address
-------------------------------------------------- -------------------- ---------------------------------------

CYPRESS MERCHANT B PARTNERS II (CAYMAN) L.P.                                 c/o The Cypress Group L.L.C.
                                                        8,850,208          65 East 55th Street, 28th Floor
                                                                               New York, New York 10022
-------------------------------------------------- -------------------- ---------------------------------------
-------------------------------------------------- -------------------- ---------------------------------------
CYPRESS MERCHANT B II-A C.V.                                                 c/o The Cypress Group L.L.C.
                                                         376,236           65 East 55th Street, 28th Floor
                                                                               New York, New York 10022
-------------------------------------------------- -------------------- ---------------------------------------
-------------------------------------------------- -------------------- ---------------------------------------
CYPRESS SIDE-BY-SIDE (CAYMAN) L.P.                                           c/o The Cypress Group L.L.C.
                                                         18,661            65 East 55th Street, 28th Floor
                                                                               New York, New York 10022
-------------------------------------------------- -------------------- ---------------------------------------
-------------------------------------------------- -------------------- ---------------------------------------
55TH STREET PARTNERS II (CAYMAN) L.P.                                        c/o The Cypress Group L.L.C.
                                                         85,405            65 East 55th Street, 28th Floor
                                                                               New York, New York 10022
-------------------------------------------------- -------------------- ---------------------------------------